EXHIBIT 10.11
                              FORBEARANCE AGREEMENT

     This Forbearance Agreement, dated as of July 1, 1997, is by and among Sandler Mezzanine Partners, L.P., a Delaware limited partnership, Sandler Mezzanine T-E Partners, L.P., a Delaware limited partnership, Sandler Mezzanine Foreign Partners, L.P., a Delaware limited partnership (collectively, the "Sandler Investors"), T. Rowe Price High Yield Fund, Inc. (the "TRP Fund"), Page America Group, Inc., a New York corporation (the "Page America"), Page America of Illinois, Inc., an Illinois corporation ("PA-Illinois"), Page America Communications of Indiana, Inc., an Indiana corporation ("PA-Indiana"), Page America of New York, Inc., a New York corporation ("PA-New York"), Page America Communications of California, Inc., a California corporation ("PA-California"), Page America Communications of Florida, Inc., a Florida corporation ("PA-Florida" and collectively with Page America, PA-Illinois, PA-Indiana, PA-New York and PA-California, the "Obligors").

                                    RECITALS

     Pursuant to a certain Subordinated Promissory Note, Preferred Stock, Common Stock and Warrant Purchase Agreement, dated as of December 30,1993, among Page America, the Sandler Investors, TRP Fund and certain of its affiliates and certain other investors in Page America (the "Original Purchase Agreement"), Page America issued and sold to the Sandler Investors, TRP Fund and such affiliates and such other investors Promissory Notes due 2003 of Page America in the aggregate principal amount of $13,000,000 (the "Original Notes") and certain other securities of Page America.

     Pursuant to an Indenture, dated as of June 15, 1994, between the Obligors and American Stock Transfer & Trust Company, as Indenture Trustee (the "Original Indenture"), Page America exchanged the Original Notes for the Obligors' 12% Series B Subordinated Notes due 2003 (the "Series B Notes") in the aggregate principal amount of $13,000,000. Pursuant to a certain Amendment To Indenture, dated as of July 28, 1995 (the "July 1995 Amendment"), the terms of the Indenture and the Series B Notes were amended in certain respects, including, among other things, by changing the stated maturity date of the Series B Notes to December 31, 1996 and by increasing the interest rate of the Series B Notes (and certain additional notes of Page America issued in payment of accrued interest thereon) to 15% per annum.

     Pursuant to a certain Amended and Restated Asset Purchase Agreement, dated as of January 30, 1997, as amended March 28,1997, between Page America and certain of its subsidiaries and Metrocall, Inc., a Delaware corporation ("Metrocall"), substantially all of the assets of Page America and certain of its subsidiaries are being sold to Metrocall, and such sale requires the consent of the holders of the Series B Notes, as amended.

     Certain defaults and events of default under the Original Indenture and the Series B Notes, in each case as previously amended, have occurred and are continuing, and certain of such defaults and events of default will continue after the consummation of the transactions contemplated by such Asset Purchase Agreement.

     The Sandler Investors and the TRP Fund currently hold all of the outstanding Series B Notes, as amended, and have agreed, subject to the terms, conditions and provisions of this Agreement, to forbear from exercising certain rights and remedies as such holders by reason of such defaults and events of default.

     Therefore, in consideration of the mutual covenants and agreements set forth in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

                                    ARTICLE I
                   DEFINITIONS; CERTAIN RULES OF CONSTRUCTION

     Section 1.1 DEFINITIONS. Capitalized terms used in this Agreement but not expressly defined herein have the respective meanings given them in the Indenture (as defined below in this Section l.1), and such terms and meanings are hereby incorporated herein by reference. As used in this Agreement, the following terms have the following respective meanings:

     "Affiliate" means, with respect to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with, such Person. For the purposes of this definition "control" (including the terms "controlled by" and "under common control with"), as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. None of the Sandler Investors, the TRP Fund nor any of their respective Affiliates shall be deemed to be an Affiliate of the Company or any of its subsidiaries for purposes of this Agreement.

     "Agreement" means this Forbearance Agreement, as the same may be amended, supplemented or modified in accordance with the terms hereof.

     "Asset Purchase Agreement" means the Amended and Restated Asset Purchase Agreement, dated as of January 30, 1997, as amended March 28, 1997, among the Company, PA-New York, PA-Illinois, PA-Indiana, Page America of Pennsylvania, Inc., a Pennsylvania corporation, and Metrocall, as the same may be further amended from time to time in accordance with its terms.

     "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions in either New York, New York, or the city and state in which the principal executive offices of the Company within the United States are located are not open for business.

     "capital stock" means, when used with respect to any corporation, any and all shares of capital stock (however designated) of such corporation, including each class and series of common stock and preferred stock of such corporation, any and all "phantom" shares of capital stock of any class or series, any and all stock appreciation rights, any and all other equity, ownership, participating or beneficial interests in such corporation and any and all equivalents of any of the foregoing, and including any security or interest convertible into or warrant, option or other right (absolute or contingent) to subscribe for, purchase or otherwise acquire any of the foregoing, in each case whether or not evidenced by any certificate, instrument or other document and whether voting or nonvoting.

     "Closing Date" means the date of the closing of the consummation of the Metrocall Transactions.

     "Company" means Page America and its successors.

     "Contract" means any agreement, contract, commitment, indenture, lease, license, instrument, note, bond, security, agreement in principle, letter of intent, undertaking, promise, covenant, arrangement or understanding, whether written or oral.

     "Debt" means, with respect to any Person, at any time, without duplication,
(i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments,
(iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable in the ordinary course of business, or professional fees and similar accounts payable that arise in connection with any transaction not prohibited by this Agreement, but only if and so long as the same are payable on customary terms, (iv) all obligations of such Person as lessee under capital leases, (v) all Debt secured by a Lien on any asset of such Person, whether or not such Debt is otherwise an obligation of such Person and (vi) all Debt of others guaranteed by such Person.

     "Default" means any event specified in Section 7.01 of the Indenture, whether or not any requirement in connection with such event for the giving of notice, lapse of time, or happening of any further condition has been satisfied.

     "Distribution" has the meaning set forth in Section 3.1 of this Agreement.

     "Distribution Date" means the Business Day any Distribution is made.

     "Event of Default" means any Default under the Indenture.

     "Forbearance Period" means the period from the date of this Agreement to the Forbearance Termination Date.

     "Forbearance Period Expiration Date" means the first to occur of (i) 2:00 p.m., New York City time on December 31, 1998 and (ii) thirty days after the date of final maturity of the Senior Indebtedness, whether such final maturity occurs by way of prepayment, acceleration or otherwise; PROVIDED, HOWEVER, that if all Senior Indebtedness is discharged in full, if all the assets of the Company, other than the reserves as described under Section 3.1 (a) of this Agreement, have been distributed in accordance with the terms of this Agreement and if the Obligors have complied with this Agreement, the Forbearance Period Expiration Date shall be extended for a reasonable additional time until the liabilities to which such reserves were established have been paid or otherwise discharged and any excess funds or other property remaining in such reserves has been distributed in accordance with the terms of this Agreement.

     "Forbearance Termination Date" means the first to occur of (i) the Forbearance Period Expiration Date and (ii) the occurrence of any one or more events as specified in Section 2.3 of this Agreement.

     "Form S-4" means the Registration Statement Form S-4 (File No. 333-21231) filed with and declared effective on May 9, 1997 by the SEC relating to, among other things, the transactions contemplated by the Asset Purchase Agreement, including the Prospectus of Metrocall relating to the Metrocall Securities to be issued to the Company pursuant to the Asset Purchase Agreement, the Proxy Statement of the Company for its Special Meeting of Shareholders relating to the Metrocall Transactions and the Plan of Liquidation and all exhibits and supplements thereto or filed therewith, as the same may have been or may be amended or supplemented from time to time.

     "Governmental Authority" means any government, any court or any governmental department, agency, board, bureau or commission or other authority or instrumentality of the United States or any foreign or domestic state, province, commonwealth, nation, territory, possession, country, parish, town, township, village or municipality.

     "Holder" means a Person whose name a Security is registered under the Registrar's (as defined in the Indenture) books pursuant to the terms of the Indenture.

     "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     "Indemnified Party" has the meaning set forth in Section 9.1 of this Agreement.

     "Indenture" means the Original Indenture, as amended by the July 1995 Amendment and as it may hereafter be further amended in accordance with its terms.

     "Indenture Instruments" means the Indenture, the Securities and all guaranties and other instruments and agreements heretofore or hereafter executed and delivered pursuant to or in connection with or relating to any of the transactions contemplated by or indebtedness or obligations created or evidenced by the Indenture or any of the Securities, in each case as amended through and in effect on the date hereof and as thereafter amended in accordance with their respective terms.

     "July 1995 Amendment" has the meaning set forth in the second paragraph under the Recitals of this Agreement.

     "Liabilities" has the meaning set forth in Section 9.1 of this Agreement.

     "Lien" means, with respect to any property or asset, any mortgage, lien (statutory or other), pledge, charge, claim, option, encumbrance, security interest, or preference, priority or other security agreement or preferential arrangement (including any conditional sale agreement, capital lease or other title retention agreement) or other adverse claim of any kind in respect of such property or asset.

     "Metrocall" has the meaning set forth in the third paragraph under the Recitals of this Agreement.

     "Metrocall Consideration" has the meaning set forth in Section 3.1 of this Agreement.

     "Metrocall Securities" means any capital stock, securities or Rights of any kind, type, class or series issued by Metrocall and acquired or held at any time by the Company or any of its subsidiaries, and also includes any capital stock, securities or Rights of any kind, type, class or series of Metrocall or any other issuer into or for which any Metrocall Securities may be changed or converted or exchanged or which may otherwise be received by or distributed to the holders of any Metrocall Securities by reason of an exercise of purchase, exchange or conversion rights, a dividend or distribution, a recapitalization, reorganization, merger, consolidation, sale of all or substantially all assets or any other transaction or event.

     "Metrocall Transactions" means the transactions contemplated by the Asset Purchase Agreement.

     "Metrocall Transaction Agreements" means the Asset Purchase Agreement or any registration rights agreement or other agreement or instrument relating to the Metrocall Transactions.

     "Noteholders" means the Sandler Investors and the TRP Fund.

     "Obligors" has the meaning set forth in the first paragraph of this Agreement.

     "Original Indenture" has the meaning set forth in the second paragraph under the Recitals of this Agreement.

     "Original Notes" has the meaning set forth in the first paragraph under the Recitals of this Agreement.

     "Original Purchase Agreement" has the meaning set forth in the first paragraph under the Recitals of this Agreement.

     "PA-California" has the meaning set forth in the first paragraph of this Agreement.

     "PA-Florida" has the meaning set forth in the first paragraph of this Agreement.

     "PA-Illinois" has the meaning set forth in the first paragraph of this Agreement.

     "PA-Indiana" has the meaning set forth in the first paragraph of this Agreement.

     "PA-New York" has the meaning set forth in the first paragraph of this Agreement.

     "Page America" has the meaning set forth in the first paragraph of this Agreement.

     "Permitted Liens" has the meaning assigned to that term in the Senior Credit Agreement, as in effect on the date hereof.

     "Person" means any individual, corporation, limited liability company, general or limited partnership, joint venture, association, joint stock company, trust, unincorporated business or organization, Governmental Authority, or other entity, whether acting in an individual, fiduciary or other capacity.

     "Plan of Liquidation" means the Plan of Complete Liquidation and Dissolution providing for the liquidation of the Company and the dissolution of the Company as a corporate entity subsequent to the closing of the Metrocall Transactions, as such Plan of Liquidation is set forth as an exhibit to the Form S-4 and as it may hereafter be amended in accordance with the terms hereof.

     "Requirement of Law" means, as to any Person, the charter or bylaws or other organizational or governing documents of such Person, and all federal, state and local laws, rules, regulations, orders, judgments, decrees or other determinations of an arbitrator, court or other Governmental Authority, applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

     "Released Parties" has the meaning set forth in Section 8.4 of this Agreement.

     "Rights" means any evidences of indebtedness, shares of stock or other securities or obligations which are convertible into or exchangeable for, or options, warrants or other rights to subscribe for, purchase or otherwise acquire, any capital stock, Rights or other securities of any Person, in any case with or without payment of additional consideration in cash or property, whether immediately or upon the occurrence of a specified date or a specified event or the satisfaction or happening of any other condition or contingency and however denominated.

     "Sandler Investors" has the meaning set forth in the first paragraph of this Agreement.

     "SEC" means the Securities and Exchange Commission.

     "Senior Credit Agreement" means the Amended and Restated Credit Agreement, dated as of July 1, 1997, among the Company, PA-Illinois, PA-Indiana, PA-New York, PA- California, PA-Florida, Page America of Pennsylvania, Inc., a Pennsylvania corporation, Adirondack Radio Telephone Co., Inc., a New York corporation, the Lenders (as defined therein), and Nationsbank of Texas, N.A., a national banking association, individually as a Lender and as Administrative Lender, as amended from time to time.

     "Senior Loan Documents" means the Senior Credit Agreement and all notes, security agreements and other instruments and agreements executed and delivered pursuant thereto, as amended through and in effect on the effective date hereof and as thereafter amended.

     "Senior Indebtedness" means all indebtedness, liabilities and obligations of the Company existing or arising under any Senior Loan Document.

     "Senior Lenders" means all holders of Senior Indebtedness.

     "Series B Notes" has the meaning set forth in the second paragraph under the Recitals of this Agreement.

     "Specific Plan" has the meaning set forth in Section 6.1 of this Agreement.

     "subsidiaries" means, as to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

     "TRP Fund" has the meaning set forth in the first paragraph of this Agreement.

     "Warrants" has the meaning set forth in Section 10.3 of this Agreement.

     Section 1.2 CERTAIN RULES OF CONSTRUCTION. This Agreement is to be interpreted in accordance with the following rules of construction:

          (a) All definitions of terms apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.

          (b) The words "include," "includes" and "including" are deemed to be followed by the phrase "without limitation". The words "herein", "hereof", and "hereunder" and words of similar import refer to this Agreement in its entirety and is not limited to any part hereof unless the context shall otherwise require. The word "or" is not exclusive and means "and/or."

          (c) All references in this Agreement to Articles, Sections and subsections are references to Articles, Sections and subsections of this Agreement, unless otherwise specified.

          (d) All references to (i) this Agreement, (ii) the Metrocall Transaction Agreements, (iii) any other agreement or other instrument or
     (iv) any applicable law or other statute law, or regulation, permit, license or similar item are to it as amended and supplemented from time to time (and, in the case of a statute or regulation, to any corresponding provisions of successor statutes or regulations), unless otherwise specified.

          (e) Any reference in this Agreement or any other document or item prepared or delivered pursuant to or in connection with this Agreement to the laws or regulations of any Governmental Authority, whether such reference is specific or by implication, shall, unless otherwise expressly provided in the document or item containing the reference, mean the latest regulations in effect at the time of such reference.

          (f) Any reference in this Agreement to a "day" or number of "days" (without the explicit qualification "Business") is a reference to a calendar day or number of calendar days. If any action or notice is to be taken or given on or by a particular calendar day, and such calendar day is not a Business Day, then such action or notice may be taken or given on the next Business Day.

          (g) All parties and their respective legal counsel have participated, or had the opportunity to participate, in the drafting of this Agreement, and this Agreement will be construed simply and according to its fair meaning and not strictly for or against either party.

          (h) When used with reference to any Right, the term "exercise" shall mean to exercise the right to subscribe for, purchase or otherwise acquire shares of capital stock represented by such Right, and variants of such word (including "exercised" and "exercisable") shall have correlative meanings. Whenever used with respect to any share of capital stock, the word "issue" includes any issuance, sale or other method of transfer or delivery of such share, whether such share is newly issued or is a treasury share and variants of such word (including "issued", "issuance" or "issuable") used with respect to any share of capital stock shall have correlative meanings; therefore, any provision of this Agreement which is stated to be applicable if the Company or any other issuer issues or shall issue any share is applicable both to a newly issued share and to a treasury share sold or otherwise transferred or delivered.

          (i) The descriptive headings of the several Articles and Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

                                   ARTICLE II
                           ACKNOWLEDGMENT; FORBEARANCE

     Section 2.1 ACKNOWLEDGMENT. The Obligors jointly and severally acknowledge, represent and warrant to and covenant and agree with the Noteholders and each of them as follows:

          (a) The Indenture, the Securities and each other Indenture Instrument continue to be in effect in accordance with their respective terms and are hereby ratified and confirmed. Each of the Securities held by each Noteholder is duly authorized and validly issued and outstanding. Each of the Indenture and the Securities and the other Indenture Instruments, if any, to which the Company is a party constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except that (i) such enforceability may be subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and
     (ii) such enforceability may be subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law). Each Indenture Instrument to which any other Obligor is a party constitutes the legal, valid and binding obligation of such Obligor, enforceable in accordance with its terms, except that (i) such enforceability may be subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and (ii) such enforceability may be subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

          (b) All of the outstanding Securities are due and payable in full as a result of maturity and also as a result of acceleration by reason of prior Events of Default.

     Section 2.2 FORBEARANCE.

          (a) Subject to the terms, conditions and provisions of this Agreement, the Noteholders agree not to institute suit for collection of the Securities against the Company or exercise any other remedies available to them under any Indenture Instrument during the Forbearance Period.

          (b) The Obligors jointly and severally agree that, during the Forbearance Period, none of them shall initiate any action or proceeding of any kind against any of the Noteholders, any other Holder or the Trustee, exercise any remedy or make any claim against or demand upon any of the Noteholders, any other Holder or the Trustee with respect to the Securities, the Indenture, any other Indenture Instrument or the indebtedness or obligations evidenced or created thereby.

          (c) Subject to the rights of the Senior Lenders under Article 4 of the Indenture, on and after the Forbearance Termination Date, any or all of the Noteholders, any other Holders and the Trustee shall be entitled to exercise all rights and remedies to which they are entitled under the Indenture, the Securities, any other Indenture Instrument, at law, in equity or otherwise whether in order to collect on the Securities, with respect to any present or future default, Default or Event of Default under the Securities, the Indenture, any other Indenture Instrument or this Agreement, with respect to the indebtedness and obligations evidenced or created thereby or hereby or otherwise, without any further lapse of time, expiration of applicable grace periods or requirements of notice (including notice of default or Event of Default, intent to accelerate or notice of acceleration), all of which are hereby expressly waived by the Company and each of the other Obligors.

     Section 2.3 TERMINATION OF FORBEARANCE. Upon the occurrence of any of the following events, the Forbearance Period shall terminate and any or all of the Noteholders, any other Holders and the Trustee shall, at its or their sole option and absolute discretion, will be entitled to exercise all rights and pursue all remedies referred to in Section 2.2 (c) or otherwise available, including collecting amounts due under or with respect to the Securities and the other Indenture Instruments:

          (a) Any Obligor or any of its subsidiaries shall make an assignment for the benefit of creditors or shall petition or apply to any tribunal for the appointment of a trustee, custodian, receiver or liquidator of it or of all or any substantial part of its assets or shall commence any proceedings relating to any Obligor or any of its subsidiaries under any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debts, conservatorship, moratorium, dissolution, liquidation or other debtor relief law of any jurisdiction, whether now or hereafter in effect; or any such petition or application shall be filed or any such proceeding shall be commenced against any Obligor or any of its subsidiaries, and such Obligor or such subsidiary consents thereto or the same is not dismissed or otherwise discharged within 60 days; or an order, judgment or decree shall be entered appointing any such trustee, custodian, receiver or liquidator or granting relief to any Obligor or any of its subsidiaries or approving the petition in any such proceeding; any final order, judgment or decree shall be entered in any proceedings against any Obligor or any of its subsidiaries decreeing its dissolution; or any final order, judgment, or decree shall be entered in any proceedings against any Obligor or any of its subsidiaries decreeing its split-up which requires the divestiture of a substantial part of its assets.

          (b) Any Obligor or any of its subsidiaries shall fail to file any tax returns (federal, state and local) required to have been filed or to pay all taxes shown thereon to be due, except those for which extensions have been obtained, those which are being contested in good faith and those state and local returns which in the aggregate are not material.

          (c) The existence of any decision, judgment, order, writ, injunction, decree, award or determination that adversely affects the performance by any Obligor of its obligations under this Agreement; or the occurrence of any reportable event in connection with, or the default in the performance of any obligation or the Company or any of its subsidiaries in respect of, any employee benefit plan of the Company or any of its subsidiaries.

          (d) The discovery by any Noteholder that any representation or warranty made by the Obligors or any of them in this Agreement was untrue, incorrect or misleading in any material respect when made.

          (e) Any Lien, writ, claim or charge, including any mechanic's or materialman's lien, any abstract of judgment, or any writ of attachment, garnishment or sequestration is filed against or with respect to the Senior Lenders' collateral, whether or not naming the Company as a defendant, except for Permitted Liens.

          (f) Any Obligor breaches or defaults in performance of any covenant or agreement contained in this Agreement.

          (g) The existence or occurrence of any default or event of default under any Senior Loan Document (unless the Senior Lenders waive any such default or event of default and all consequences thereof) (A) not existing and disclosed in writing to the Noteholders on the Closing Date and (B) continuing for 14 days from the date of such existence or occurrence without being cured.

          (h) The giving by any Person of notice to any Obligor or any of its subsidiaries or the taking by any Person of any other action with respect to a claimed default or event of default with respect to any other Debt or liabilities of any Obligor or any of its subsidiaries equal to or greater than, individually or in the aggregate, $500,000; the acceleration of (or the existence of any right to accelerate) any such Debt or liability or the exercise of any remedy with respect to any such Debt or liability or any security therefor; or the existence of any decision, judgment, award or determination involving claims against any Obligor or any of its subsidiaries that were unknown to the Noteholders on the effective date of this Agreement and equal to or greater than, individually or in the aggregate, $500,000.

          (i) The entry of any injunction, restraining or similar order issued by a court of competent jurisdiction or by any federal or state regulatory or administrative agency that restrains, restricts or prohibits or imposes substantial penalties or damages with respect to (or any other materially adverse relief or remedy in connection with), the consummation of any of the transactions contemplated by the Metrocall Transaction Agreements or this Agreement.

          (j) If (A) holders of shares of Preferred Stock or common stock of the Company have demanded, in connection with the Metrocall Transactions or the dissolution of the Company, appraisal rights with respect thereto in accordance with the New York Business Corporation Law or if the holders of shares of Preferred Stock exercise any right to require the redemption, repurchase or other acquisition for value of such Preferred Stock, (B) the aggregate amounts payable to any or all such holders by virtue of or in settlement of such demands or exercises exceed $500,000 and (C) such amounts payable to such holders are or may become payable prior to or on a PARI PASSU basis with the Company's obligations under the Securities and this Agreement or otherwise are not subordinate in right of payment or with respect to remedies to such obligations in a manner reasonably satisfactory to the Noteholders.

          (k) If the Company or any of its subsidiaries shall fail to proceed diligently and in good faith to wind up its affairs, discharge all Senior Indebtedness in full and to make distributions as provided in Article III of this Agreement in accordance with the plans and timetables approved by the Noteholders or otherwise agreed to by the Company and the Noteholders pursuant to Section 6.1 of this Agreement.

          (l) If this Agreement, any Indenture Instrument, or any provision hereof or thereof shall, for any reason, not be valid and binding on any Obligor, or not be in full force and effect, or shall be declared to be null and void; or such validity or enforceability shall be contested by any Obligor or any of its subsidiaries; or any Obligor or any of its subsidiaries shall deny that it has any or further liability or obligation hereunder or thereunder.

                                   ARTICLE III
                    DISTRIBUTIONS; INTEREST ON THE SECURITIES

     Section 3.1 PRIORITY OF DISTRIBUTIONS. The Company shall distribute the consideration received under the Asset Purchase Agreement (including any contingent payments and any property or funds released from any escrow) (the "Metrocall Consideration") and all other assets of the Company, including the proceeds from the sale or liquidation thereof, as follows:

          (a) To pay, or establish reasonable reserves for payment, of liabilities of the Company (i) existing on or immediately prior to the Closing Date as set forth on SCHEDULE A hereto, (ii) existing after the Closing Date if such liabilities are incurred in connection with claims and other expenses of the type set forth in SCHEDULE A hereto without violation of this Agreement or (iii) incurred in connection with or reasonably incidental to the dissolution and liquidation of the Company in accordance with the Plan of Liquidation and this Agreement; PROVIDED, that the aggregate amount of the liabilities referred to in clauses (ii) and (iii) in this subsection (a) shall not exceed $250,000 plus any reasonable additional amounts mutually consented to by the Company and the Noteholders (which consent of the Noteholders shall not be unreasonably withheld).

          (b) To pay any amounts of the Senior Indebtedness or to pay amounts due thereunder to avoid any defaults with respect to the Senior Indebtedness.

          (c) Subject to Articles V, VI and VII, any Metrocall Consideration, other assets of the Company or proceeds (including any thereof released from any reserve) which either (i) are available for payment or distribution to the Holders or stockholders of the Company without violation of the Senior Credit Agreement or (ii) remain after making the payments or establishing the reserves referred to in subparagraph (a) of this Section 3.1 will be paid and distributed by the Company to the Holders and the Company's stockholders. Each such payment or distribution (a "Distribution") shall be made as follows and in the following order of priority:

                           (i) until the Holders of the Securities, as such,
                  have indefeasibly received Distributions totaling $19,000,000, the Company shall make 70% of any and all Distributions to the Holders, and the Company shall make the balance of 30% of the Distributions to the stockholders of the Company; and

                           (ii) after the Holders of the Securities, as such,
                  have indefeasibly received Distributions totaling $19,000,000, the Company shall make 50% of any and all Distributions to the Holders, and the Company shall make the balance of 50% of the Distributions to the stockholders of the Company.

Notwithstanding the foregoing provisions of this Section 3.1, any or all such Distributions shall not be made if a majority of the Noteholders request the Company to delay or otherwise terminate any such Distribution. Once the Senior Indebtedness has been discharged, the Company shall at any time and from time to time, promptly upon the demand of the Noteholders, make one or more Distributions in cash or in kind or in any other manner that the Noteholders shall request.

     Section 3.2 FORM OF DISTRIBUTIONS AND VALUATION.

     (a) All Distributions to the Holders or any of the Noteholders (as holders of Securities) will be in such form of consideration (whether cash, Metrocall Securities or other property) as shall be approved by the Noteholders. Distributions in consideration other than cash will be valued at fair market value, which in the case of publicly traded securities will be the average of the reported last sales prices for the 10 consecutive trading days before the Distribution in question, and in the case of other capital stock, securities or property will be determined by agreement of the Holders and the Company or, if they are unable to agree, by appraisal in accordance with Section 3.2(b) hereof. In the event of any permitted Distribution to the Noteholders of any capital stock or securities of Metrocall, such capital stock or securities shall be registered under the Securities Act of 1933 and applicable state securities laws for public resale and shall otherwise be freely transferable. The reported last sales price of a publicly traded security for any trading day shall be the reported last sales price, regular way (and if no such sales take place on any day, such day shall not be a trading day), as reported on the principal consolidated or composite transaction reporting system on the principal national securities exchange on which such security is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the Nasdaq National Market or, if such security is not quoted on the Nasdaq National Market, the average of the closing bid and asked prices on such day in the over-the-counter market as reported by the National Association of Securities Dealers, Inc. or, if bid and asked prices for the security on each such day shall not have been reported through the National Association of Securities Dealers, Inc., the average of the bid and asked prices for such date as furnished by any New York Stock Exchange member firm regularly making a market in such security selected for such purpose by the Company with the approval of the Noteholders. As used herein, a "trading day" for any publicly traded security is a day on which each national securities exchange on which such security is listed and the Nasdaq National Market are open for business.

     (b) Whenever any appraisal of any securities or property is required pursuant to any provision of this Agreement, each of the Company and the Noteholders will promptly (and in any event not later than ten days after the occurrence resulting in the need for such appraisal) appoint an independent investment banking firm that is not an Affiliate or Related Party of the Company or any Noteholder and shall use its respective reasonable efforts to cause its designated appraiser to deliver its report setting forth its appraisal within thirty days of its selection. If the higher appraised value is not greater than 110% of the lower appraised value, then the fair market value of the appraised property shall be equal to the average of such two appraised values; however, if the higher appraised value is greater than 110% of the lower appraised value, then such two appraisers shall jointly select a third appraiser (which shall also be an independent investment banking firm that is not an Affiliate or Related Party of the Company or any Noteholder), and each shall furnish such third appraiser with the work product used by each of such original appraisers in preparing their respective appraisals, and in such case the fair market value of the appraised property shall be equal to the average of the two closest appraised values reported by such three appraisers. If, as provided above in this subsection, a third appraisal is required in order to determine the fair market value of the appraised property, each of the Company and the Noteholders shall use reasonable efforts to cause such third appraiser to be promptly designated and to deliver its report as early as possible and in any event within twenty days after its selection. The Company shall bear all appraisal costs.

     (c) If the receipt by any Noteholder of any Distribution or part thereof would (or such Noteholder is advised by its own legal counsel that such receipt would or might) be subject to the HSR Act or any other law, rule or regulation which requires any filing or registration with or review or approval by any governmental authority or agency, the Company shall promptly comply with any requirements of such law, rule or regulation applicable to it and shall cooperate with such Noteholder in such Noteholder's efforts to comply with the requirements of such law, rule or regulation applicable to it on a timely basis. Each party shall bear and pay any costs or expenses that it incurs in complying with any such requirements.

     Section 3.3 PAYMENTS AND TRANSFER OF METROCALL CONSIDERATION. Any Distribution or any part of a Distribution made in cash by the Company to the Holders or the Noteholders (whether as holders of Securities or stockholders of the Company) shall be made in immediately available funds by wire transfer to accounts of such Persons with banks designated by them by notice to the Company given not later than two Business Days prior to any such Distribution or by checks payable in next-day funds to the order of each such Person. Any Distribution or any part of a Distribution made to such Persons in Metrocall Securities or any other capital stock owned or controlled by the Company shall be made by delivering to such Persons certificates for such securities duly endorsed or accompanied by stock powers duly endorsed in blank, with any required transfer stamps affixed thereto.

     Section 3.4 DIVIDENDS AND OTHER DISTRIBUTIONS. The Company shall make any and all dividends, distributions, purchases or redemptions of any class or series of capital stock of the Company otherwise permitted by this Agreement on a PRO RATA basis to or from all holders of shares of such class or series as of the record date or, if no record date is established, as of the date of payment.

     Section 3.5 SATISFACTION OF OBLIGATIONS. Unless the Company or any other Obligor breaches or fails to perform any covenant or agreement in this Agreement, all amounts due and payable under the Securities and the Indenture, and all obligations thereunder, shall be satisfied in full upon the occurrence of either (i) the receipt by the Holders of the Securities of the indefeasible payment in full for all amounts due under the Securities or (ii) the Company's complete dissolution and liquidation and the subsequent distribution of all its assets in accordance with the Plan of Liquidation and this Agreement. This Agreement and the rights and obligations of the parties hereto under this Agreement (including the Company's obligations to make Distributions under this Article III) shall survive and continue until terminated as provided in Section 10.20.

     Section 3.6 INTEREST ON THE SECURITIES. The annual interest rate originally provided for in the Indenture and the Securities previously has been amended such that interest has been charged, effective as of, from and after January 1, 1995, at the rate of 15% per annum. Interest shall continue to be charged at the rate of 15% per annum on the unpaid principal balance of the Securities from and after the date hereof until the Securities are paid in full or the obligations thereunder are otherwise satisfied in accordance with the terms and provisions of this Agreement. Although interest has been accrued and unpaid and interest shall continue to be charged at 15% per annum, if the Holders of the Securities indefeasibly receive Distributions in accordance with this Agreement and the Company and each other Obligor thereafter continues to comply with the terms of this Agreement, then the interest that has accrued and will accrue in excess of the interest required to be paid pursuant to this Article III shall be forgiven effective upon the complete and final liquidation and dissolution of the Company and the distribution of all of its assets (including any placed in any reserve referred to herein) in accordance with this Agreement. Notwithstanding any provision of the Securities or the Indenture to the contrary, in the event of a default, Default or Event of Default under or a breach or violation of the Indenture, the Securities or this Agreement, the annual rate of interest shall be, from that date forward, the lesser of (i) 18% per annum or (ii) the maximum interest rate permitted to be charged under applicable law.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

     In order to induce the Noteholders to execute and deliver this Agreement, the Obligors jointly and severally represent and warrant to the Noteholders as follows:

     Section 4.1 CORPORATE EXISTENCE AND POWER. Each Obligor is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction indicated after its name in the first paragraph of this Agreement and has all requisite corporate power and authority to own, lease and operate its properties and to conduct its business as conducted and as proposed to be conducted.

     Section 4.2 CORPORATE AUTHORIZATION; BINDING EFFECT. The execution, delivery and performance by each Obligor of this Agreement and the consummation of the transactions contemplated hereby are within such Obligor's corporate and legal powers and have been duly and validly authorized by all necessary corporate or other action on the part of such Obligor. Where this Agreement requires or contemplates that the Company or any other Obligor will cause any of its Affiliates to take or refrain from taking, or will not permit any of its Affiliates to take or refrain from taking, any specified action, such Affiliate has all requisite power and authority to take or refrain from taking such action and the Company or such other Obligor (as the case may be) has the legal and practical ability to cause such Affiliate to take or refrain from taking such action. This Agreement has been duly executed and delivered by each Obligor and constitutes a legal, valid and binding agreement of such Obligor, enforceable in accordance with its terms, except that (i) such enforceability may be subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and
(ii) such enforceability may be subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

     Section 4.3 NO CONSENTS REQUIRED. The execution, delivery and performance by each Obligor of this Agreement and the consummation of the transactions contemplated hereby require no action by or in respect of, or filing with, any Governmental Authority or other Person pursuant to any applicable Requirement of Law or any Contract.

     Section 4.4 NONCONTRAVENTION. The execution, delivery and performance by each Obligor of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) violate any Requirement of Law, (ii) violate or conflict with any provision of the certificate of incorporation or bylaws of such Obligor, (iii) require any consent under, conflict with, result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default or event of default (or give rise to any right of termination, cancellation, modification or acceleration) under any provision of any Contract to which such Obligor is a party or by which it or any of its properties or assets are or may be bound or (iv) result in the creation of, or impose on such Obligor an obligation to create, a Lien on any of its properties or assets.

     Section 4.5 NO INTERFERENCE. This Agreement is not being made or entered into with the actual intent to hinder, delay, or defraud any entity or Person. No action or proceeding, including a voluntary or involuntary petition for bankruptcy under any chapter of the United States Bankruptcy Code or any other federal or state bankruptcy laws, has been instituted or threatened by or against any Obligor.

     Section 4.6 ACCURACY OF INFORMATION.

     (a) The Company has delivered to the Noteholders true and complete copies, certified by an officer of the Company, of each of (i) the Senior Loan Documents and (ii) all agreements and instruments relating to the Metrocall Transactions and the Plan of Liquidation, including the Form S-4, in each case as amended or proposed to be amended through and in effect on the date hereof.

     (b) None of the information supplied by the Company or any of its Affiliates, directors, officers, employees, agents or representatives which is contained in or incorporated by reference in the Form S-4 or any amendment or supplement thereto filed or to be filed with the SEC or any other documents filed or to be filed with the SEC or any other Governmental Authority in connection with the transactions contemplated thereby, was or will be, at the respective times such documents were or are filed or became or becomes effective, at the time of the Special Meeting of the Company's stockholders referred to therein or any other meeting of stockholders to be held in connection with the Metrocall Transactions or the Plan of Liquidation, was or will be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for any such meeting. The Form S-4 complies as to form in all material respects with the applicable provisions of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and the respective rules and regulations under each such Act.

     (c) All information provided by or on behalf of any Obligor to the Noteholders on or prior to the date hereof, including all financial statements and the Form S-4 (insofar as such information relates to the Company and its Affiliates) was, at the date of delivery, true and accurate in all respects. Neither this Agreement nor any written statement furnished by or on behalf of any Obligor in connection with any of the transactions contemplated hereby contained when delivered any untrue statement of material fact or omitted when delivered any material fact necessary in order to make the statements contained herein and therein not misleading in light of the circumstances under which made, nor do the foregoing now contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein and therein not misleading. The Obligors recognize and acknowledge that the Noteholders are entering into this Agreement based in part on the information relating to the financial condition of the Company, the Metrocall Transactions and the status of the Company's obligations and indebtedness to the Senior Lenders provided to the Noteholders, including the information contained in the documents referred to in Section 4.6(a), and that the truth and accuracy of such information is a material inducement to Noteholders in entering into this Agreement.

     Section 4.7 NO UNDISCLOSED LIABILITIES. There are no liabilities of the Company or any of its subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability, other than (i) liabilities disclosed on SCHEDULE A or SCHEDULE 4.10 attached hereto, (ii) liabilities evidenced by the Senior Loan Documents and the Securities, (iii) liabilities disclosed in filings made by the Company with the SEC and (iv) undisclosed liabilities incurred in the ordinary course of business consistent with past practice which, individually or in the aggregate, are not material to the Company. Neither the Company nor any of its subsidiaries is in breach or violation of any Senior Loan Document and no default or event of default (or event which, with notice, lapse of time or otherwise, would result in a default or event of default) under any Senior Loan Document has occurred and is continuing.

     Section 4.8 LIENS. There is no Lien, writ, claim or charge, including any mechanic's or materialman's lien, any abstract of judgment, or any writ of attachment, garnishment or sequestration filed against or with respect to the Senior Lender's collateral (except for Liens under the Senior Loan Documents or Permitted Liens), whether or not naming the Company or any of its subsidiaries as a defendant.

     Section 4.9 TAXES. The Company and its subsidiaries have filed all United States Federal Income tax returns and all other material tax returns (including state and local) which are required to be filed by them or any of them and have paid (or made adequate provision on their respective books for the payment of) all taxes due pursuant to such returns or pursuant to any assessment received by the Company or any of its subsidiaries.

     Section 4.10 LITIGATION; EMPLOYEE BENEFITS. There is no action, suit, inquiry or proceeding pending against, or to the Company's knowledge threatened against or affecting, the Company or any of its subsidiaries or any of the transactions contemplated by the Form S-4 before or by any court or arbitrator or any Governmental Authority, except for such litigation disclosed on Schedule
4.10 hereto; and there is no reportable event in connection with, or the Company's default in the performance of any obligation in respect of, any employee benefit plan.

     Section 4.11 METROCALL TRANSACTION AGREEMENTS AND SENIOR LOAN DOCUMENTS. Each of the representations and warranties of the Company or any of its Affiliates contained in any Metrocall Transaction Agreement or any Senior Loan Document were true and complete in all respects when made or deemed to have been made. The Senior Credit Agreement and all "Loan Papers" referred to therein have been duly executed and delivered substantially in the respective forms previously furnished to the Noteholders and are in full force and effect and all conditions set forth in Article III of the Senior Credit Agreement have been satisfied or duly waived by the "Lenders" thereunder. The Metrocall Transactions have been consummated in accordance with the terms of the Asset Purchase Agreement in the form filed as an exhibit to the Form S-4, without any waiver or release on the part of the Company or any of its subsidiaries.

                                    ARTICLE V
                               NEGATIVE COVENANTS

     In order to induce the Noteholders to execute and deliver this Agreement, the Obligors jointly and severally covenant to and agree with the Noteholders as follows:

     Section 5.1 SALE AND ISSUANCE OF STOCK. Without limiting the generality of
Section 5.13, such Obligor shall not, and shall not permit any of its subsidiaries to, sell, issue, purchase, redeem or otherwise acquire for value any of its capital stock or debt securities or other indebtedness ranking on a pari passu basis with or subordinate to the Securities or any securities exercisable for or convertible into any of such capital stock, debt securities or other indebtedness, other than to issue common stock of the Company upon the exercise of options, warrants and convertible securities outstanding on the Closing Date and disclosed in the Form S-4, in accordance with their terms in effect on the Closing Date and except as specifically provided under Article III of this Agreement.

     Section 5.2 RESTRICTED PAYMENTS. Without limiting the generality of Section 5.13, such Obligor shall not, and shall not permit any of its subsidiaries to, declare or pay any dividends or make any other payments or distributions, whether in cash, property, securities or a combination thereof, to holders of any of its capital stock or debt securities or other indebtedness ranking on a pari passu basis with or subordinate to the Securities, or set aside, pursuant to a sinking fund or otherwise, any cash, property, securities or combination thereof for any of the foregoing purposes, except as specifically provided under
Article III of this Agreement and except for dividends or distributions to the Company by a wholly owned subsidiary of the Company.

     Section 5.3 CERTAIN TRANSACTIONS. Such Obligor shall not, and shall not permit any of its subsidiaries to, enter into any transactions with any officer, director or Affiliate of the Company or any of its subsidiaries or with any Related Person of any of the foregoing, their immediate families or any Person in which any such Person has a 5% equity interest or of which such Person is a director, officer, general partner or employee, except as specifically provided under Article III or set forth on SCHEDULE A attached hereto. For purposes of this Section, the term "Related Person" means, with respect to any Person, (i) any entity (other than the Company or a subsidiary of the Company) of which such Person is a director, officer, partner, manager or other member of management, or is, directly or indirectly, the beneficial owner of 10 percent or more of any class or series of equity interests, (ii) any trust or estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar capacity and (iii) if such Person is a natural person, such Person's relatives (by blood, adoption or marriage) and any Entity (other than the Company or a subsidiary of the Company), trust or estate with which any such relative of such Person has any relationship specified in clause
(i) or (ii) of this definition.

     Section 5.4 DISPOSITION OF ASSETS. Such Obligor shall not, and shall not permit any of its subsidiaries to, convey, sell, transfer (including any transfer to liquidating or other trusts), lease, assign, license or otherwise dispose of, directly or indirectly, any of its assets, including the Metrocall Consideration, except for dispositions by the Company made in accordance with this Agreement (i) to satisfy the Company's obligations under the Senior Credit Agreement, (ii) to pay other liabilities of the Company incurred without violation of this Agreement or (iii) to pay, or establish reserves for payment, of liabilities of the Company as described under Article III of this Agreement.

     Section 5.5 AMENDMENTS OF COMPANY DOCUMENTS; OTHER AGREEMENTS. The Company shall not amend, modify or repeal any provision of the articles or certificate of incorporation or bylaws of the Company, any resolution of the Board of Directors of the Company creating any preferred stock or any other class or series of capital stock or the Plan of Liquidation. The Company shall not, and shall not permit any subsidiary to, consent or agree to amend, modify or supplement, grant any waiver or release of, under or with respect to, or forbear to exercise or assert any right, benefit or claim existing or arising by virtue of the terms, conditions or provisions of any of the Senior Loan Documents.

     Section 5.6 MERGERS AND PURCHASES OF ASSETS. Such Obligor shall not, and shall not permit any of its subsidiaries to, (i) consolidate or merge with or into another Person (or permit any other Person to merge or consolidate with or into it) or enter into any binding share exchange or any similar transaction with any other Person, dissolve or liquidate or (ii) purchase or otherwise acquire any assets of any Person; PROVIDED, HOWEVER, that (A) the Company may dissolve in accordance with this Agreement and (B) any wholly owned subsidiary of the Company may merge into, or dissolve and liquidate into, the Company or another wholly owned subsidiary of the Company.

     Section 5.7 LIQUIDATION. Such Obligor shall not, and shall not permit any of its subsidiaries to, liquidate, dissolve or wind up its affairs, except in accordance with the Plan of Liquidation and this Agreement.

     Section 5.8 INCURRENCE OF INDEBTEDNESS. Such Obligor shall not, and shall not permit any of its subsidiaries to, voluntarily create, incur, assume or suffer to exist any additional indebtedness, guarantees or contingent liabilities, other than (i) additional interest, penalties, fees and other payment obligations accruing under or in respect of the Senior Indebtedness (other than in respect of additional borrowings or extensions of additional credit) in accordance with the terms of the Senior Credit Agreement as in effect on the Closing Date or (ii) otherwise permitted or contemplated by Article III of this Agreement.

     Section 5.9 EXECUTION AND AMENDMENT OF AGREEMENTS. Such Obligor shall not, and shall not permit any of its subsidiaries to, amend any of its material agreements or enter into any agreement which, by its terms, would adversely affect the ability of the Company to fully perform its obligations with respect to the Senior Loan Documents, the Securities, the Indenture or this Agreement.

     Section 5.10 CONDUCT OF BUSINESS. The Company shall not conduct or engage in any business or affairs other than reasonably incidental to the dissolution and liquidation of the Company in accordance with the Plan or Liquidation and this Agreement.

     Section 5.11 EMPLOYEE AGREEMENTS AND BENEFITS. Such Obligor shall not, and shall not permit any of its subsidiaries to, establish, enter into or modify any arrangements or agreements with any director, officer or employee or any employee benefit plan, except for termination of such plans.

     Section 5.12 BANKRUPTCY FILINGS. Such Obligor shall not, and shall not permit any of its subsidiaries to, voluntary file for any protection or relief under any chapter of the United States Bankruptcy Code or any other federal or state bankruptcy laws or any other laws for the relief or protection of debtors.

     Section 5.13 PAYMENTS. Such Obligor shall not, and shall not permit any of its subsidiaries to, make any payments or distributions of cash, capital stock, securities or other property to any creditor, security holder or other Person, except those contemplated under Section 3.1 of this Agreement.

     Section 5.14 AMENDMENT OF METROCALL TRANSACTION AGREEMENTS. The Company shall not modify, amend or grant any waiver or release of, under or with respect to, or forbear from exercising or asserting or fail to exercise, assert or perfect any right, benefit or claim existing or arising by virtue of the terms, conditions or provisions of the Asset Purchase Agreement or any other Metrocall Transaction Agreements or any securities of Metrocall (or any of its successors) at any time held by the Company; and the Company shall not enter into any agreement, arrangement or understanding with or for the benefit of Metrocall or any of its Affiliates, other than the Asset Purchase Agreement and the other Metrocall Transaction Agreements contemplated thereby and disclosed in the Form S-4.

     Section 5.15 RIGHTS UNDER THE METROCALL TRANSACTION AGREEMENTS. Unless otherwise specifically provided for herein, the Company shall not exercise any conversion, registration or other right or make any election or claim under or with respect to the terms, conditions or provisions of any of the Metrocall Transaction Agreements or any securities of Metrocall (or any of its successors) at any time held by the Company.

     Section 5.16 CONVERSION OF SERIES B PREFERRED STOCK. The Company shall not convert any shares of Series B Preferred Stock into Metrocall common stock without the prior written consent of the Noteholders unless any such conversion of shares is made solely for the purpose of paying the liabilities of the Company described in Section 3.1 of this Agreement and is in an amount that is no more than reasonably necessary to pay such liabilities.

     Section 5.17 LIENS. Such Obligor shall not, and shall not permit any of its subsidiaries to, create or suffer to exist any Lien or encumbrance on any of its assets now owned or hereafter acquired by it, except for Liens under the Senior Credit Agreement, and Permitted Liens.

     Section 5.18 INTEREST IN SECURITIES. Such Obligor shall not, and shall not permit any of its subsidiaries to, make any loan, extend any credit, make any capital contribution or advance to, or investment in, or purchase, acquire or guarantee, endorse or otherwise become contingently liable, directly or indirectly, for any stock, bonds, notes, debentures or other securities or obligations of, or any other interest in, any Person; PROVIDED, HOWEVER, that the Company may acquire and own Metrocall Securities received pursuant to the Asset Purchase Agreement or received as distributions thereon or otherwise by reason of ownership thereof.

     Section 5.19 LITIGATION. The Company shall not file any action, suit, or claim or otherwise commence any litigation, arbitration or other proceeding or settle any such litigation, arbitration or other proceeding (whether initiated by the Company or otherwise), including any proceeding under Section 623 of the New York Business Corporation Law, or make any significant decision or election regarding any litigation or any proceeding under Section 623 of the New York Business Corporation Law which may be initiated in connection with any of the transactions contemplated by the Form S-4 or this Agreement.

                                   ARTICLE VI
                              AFFIRMATIVE COVENANTS

     In order to induce the Noteholders to execute and deliver this Agreement, the Obligors jointly and severally covenant to and agree with the Noteholders as follows:

     Section 6.1 IMPLEMENTATION OF PLAN OF LIQUIDATION. The Company shall consult regularly (and in any event no less than once a month and promptly upon the request of the Noteholders) with the Noteholders regarding the implementation of the Plan of Liquidation, including with respect to whether and when to exercise conversion, registration and other rights with regard to the Metrocall Securities held by the Company, whether to sell or otherwise dispose of or liquidate any such Metrocall Securities and the timing and method of any such sale, disposition or liquidation. After such consultation among the Company and the Noteholders with respect to the implementation of the Plan of Liquidation, the Company shall propose to the Noteholders a specific plan of implementation regarding the Plan of Liquidation (each, a "Specific Plan"); and subject to the rights of the holders of the Senior Indebtedness, the Company shall, promptly upon the consent of the Noteholders, implement any such Specific Plan. Within thirty days from the execution date of this Agreement, the Company shall use its reasonable best efforts to consult with the Noteholders as provided above and present to the Noteholders for their approval a Specific Plan. If (i) for any reason any Specific Plan is not implemented in accordance with its terms and in a timely manner, (ii) the Company reasonably believes that any such Specific Plan cannot be implemented in accordance with its terms and in a timely manner, (iii) there is a material change in the value of the Metrocall Securities or (iv) the Noteholders believe that any such Specific Plan should be modified or altered in any manner, the Company shall consult with the Noteholders in the manner provided above and propose to the Noteholders a modified Specific Plan within fifteen days from the date of such consultation that, subject to the rights of the holders of the Senior Indebtedness, shall be implemented promptly by the Company upon the consent of the Noteholders. In any event and without limiting the generality of Section 6.2, if no Specific Plan has been approved by the Noteholders and implemented by the end of the Forbearance Period, the Company shall, promptly upon the demand of the Noteholders, make distributions in cash or in kind of the Metrocall Securities and any and all other assets of the Company as provided under Article III of this Agreement.

     Section 6.2 DISTRIBUTIONS. The Company shall, upon the request of the Noteholders, distribute all or any portion of the Metrocall Consideration (in kind or in cash) or the proceeds from the sale or liquidation of the Metrocall Consideration (in kind or in cash) in accordance with the provisions under
Article III of this Agreement.

     Section 6.3 LIMITATION OF EXPENSES. The Company shall use its best efforts to minimize its expenses and liabilities in connection with the implementation of the Plan of Liquidation and the conduct of its activities and affairs, and in no event shall the aggregate amount of such expenses and all liabilities voluntarily incurred by the Company (other than as permitted by Section 5.8 of this Agreement) on or after the closing date of this Agreement exceed $100,000 plus any reasonable additional amounts as may be mutually agreed upon by the Company and the Noteholders.

     Section 6.4 FINANCIAL STATEMENTS AND OTHER INFORMATION.

     (a) The Company shall notify the Noteholders of any and all non public, material information that is or would be reasonably likely to affect the value of the Metrocall Securities as soon as practicable and in any event within three days after any director or officer of the Company obtains knowledge of any such information.

     (b) The Company shall promptly deliver to the Noteholders the financial statements, reports and other information required by the Indenture and the following:

          (i) all notices, communications and information furnished or delivered by the Company to the Senior Lenders or received by the Company from the Senior Lenders pursuant to the Senior Credit Agreement or otherwise;

          (ii) all notices, communications and information furnished or delivered by the Company to Metrocall or received by the Company from Metrocall pursuant to the Metrocall Transaction Agreements or otherwise, including all proxy statements, notices, reports and other information that the Company receives from Metrocall by virtue of its ownership of any securities of Metrocall;

          (iii) copies of all such financial statements, proxy statements, notices and reports that the Company sends to its public shareholders, copies of all material press releases that it makes and copies of all registration statements (without exhibits) and all reports that it files with the SEC;

          (iv) as soon as practicable and in any event within three days after any director or officer of the Company obtains knowledge of the existence or occurrence (A) of any condition or event that, in the opinion of management of the Company, is reasonably likely to have a material adverse effect, (B) of the existence or occurrence of any Default or Event of Default, (C) that any Person has given any notice to the Company or taken any other action with respect to a claimed default or event of default with respect to the Senior Indebtedness or any other significant Debt or liability of the Company, (D) accelerated (or has obtained the right to accelerate) any such Debt or liability or exercised any remedy with respect to any such Debt or liability or any security therefor, (E) of the institution of any litigation involving claims against the Company equal to or greater than $500,000 with respect to any single cause of action, (F) of any adverse determination in any court proceeding in any litigation involving a potential liability to the Company equal to or greater than $500,000 with respect to any single cause of action that makes the likelihood of an adverse determination in such litigation against the Company substantially more probable, or (G) of the institution of any action or proceedings against the Company under any chapter of the United States Bankruptcy Code or any federal or state bankruptcy or insolvency law or other law for the protection of creditors;

          (v) copies of all material reports and notices that the Company files with the Internal Revenue Service, the Pension Benefit Guaranty Corporation or the United States Department of Labor or that the Company receives from any such Governmental Authority or governmental agency; and

          (vi) such other information regarding the business, condition (financial or otherwise), assets, liabilities, operations or prospects of the Company as any Noteholder may reasonably request.

     Section 6.5 INSPECTION OF PROPERTY. The Company shall permit any authorized agent or representative of the Noteholders from time to time upon reasonable notice to (i) visit the properties of the Company and its subsidiaries, (ii) discuss the business affairs, finances and accounts of the Company and its subsidiaries with any of their respective officers, directors and accountants and (iii) examine the corporate books and financial records of the Company and its subsidiaries and make copies thereof or extracts therefrom.

                                   ARTICLE VII
                             CERTAIN OTHER COVENANTS

     Section 7.1 INCORPORATED SENIOR CREDIT AGREEMENT COVENANTS. In order to induce the Noteholders to execute and deliver this Agreement, the Obligors jointly and severally covenant to and agree with the Noteholders that they shall comply with each of the covenants contained the Incorporated Credit Agreement Sections (as defined in Section 7.2(a) below), with the same force and effect as if each of such covenants (together, subject to Section 7.2(b) below, with the definitions of all terms used therein which are defined in the Senior Credit Agreement) were set forth at length herein and made directly to the Noteholders on and as of the date hereof.

     Section 7.2 INCORPORATED CREDIT AGREEMENT SECTIONS.

     (a) The "Incorporated Credit Agreement Sections" are Sections 5.1 through 5.6, inclusive, 5.8, 6.4, 6.6, 6.7, 6.8, 6.9 and 6.11 and the last sentence of
Section 6.5 of the Senior Credit Agreement (notwithstanding any termination, amendment or modification thereof or supplement thereto subsequent to the date hereof, irrespective of whether such termination, amendment, modification or supplement has been consented to by the lenders under the Senior Credit Agreement).

     (b) In the event that any defined term contained in the Senior Credit Agreement which is incorporated by reference into this Agreement (the "Incorporated Definitions") also is defined in this Agreement, then for purposes of this Article VII (but not for purposes of any other provision of this Agreement) such term shall have the meaning assigned to it in the Senior Credit Agreement as in effect on the date of this Agreement (notwithstanding any subsequent termination, amendment or modification thereof, unless consented to in writing by the Noteholders), except: (i) all references in the Incorporated Credit Agreement Sections and the Incorporated Definitions to the "Administrative Lender" or to any "Lender" or "Lenders" shall be deemed to be references to the "Noteholders" (as defined in this Agreement); and (ii) all references in the Incorporated Credit Agreement Sections and the Incorporated Definitions to the "Companies" shall be deemed to be references to the "Obligors" (as defined in this Agreement).

                                  ARTICLE VIII
                     INDENTURE COVENANTS; CONFLICTS; WAIVERS

     Section 8.1 INDENTURE PROVISIONS. Except as otherwise provided in this Agreement, the Company will continue to comply with the terms and provisions of, and otherwise satisfy its obligations under, the Indenture, except that its obligations to comply with Sections 5.01, 5.03, 5.06, 5.07, 5.08, 5.09 and 5.10 of the Indenture will be suspended during the Forbearance Period.

     Section 8.2 NO WAIVER BY NOTEHOLDERS.

     (a) The execution, delivery and performance of this Agreement by the Noteholders and the acceptance by the Noteholders of performance of the Company hereunder (i) except as specifically provided in Section 10.1, shall not constitute a waiver or release by the Noteholders, the Holders or the Trustee or any of them of any existing or future default, Event of Default, breach or violation that may now or hereafter exist under or with respect to the Indenture, the Securities, any other Indenture Instrument or the Original Purchase Agreement, including any such default, Event of Default, breach or violation consisting of or resulting, directly or indirectly, from the transactions contemplated by the Asset Purchase Agreement, the initiation of proceedings for the dissolution of the Company, the adoption or implementation of the Plan of Liquidation, any past or future failure of the Company to comply with or perform any of its covenants or agreements contained in the Indenture, the Securities, any other Indenture Instrument, the Original Purchase Agreement or this Agreement (whether or not such failure is a direct or indirect result of any such transactions or proceedings) or any consequences of any of the foregoing, and (ii) except as specifically provided in Section 2.2, 3.6 or 10.1, shall be without prejudice to, and is not a waiver or release of, the rights of the Noteholders, the Holders, the Trustee or any of them at any time in the future to exercise any or all rights, powers, privileges and remedies conferred by or existing under the Indenture, the Securities, any other Indenture Instrument, the Original Purchase Agreement, by contract, at law, in equity or otherwise, including the right to accelerate the maturity of the Securities, if not already accelerated, and to institute collection or other proceedings against the Company or any other Obligor.

     (b) Except as expressly provided in Sections 2.2 and 3.6, nothing contained in this Agreement is intended to or shall amend, alter, eliminate, impair, qualify or limit the liabilities and obligations of the Company or any other Obligor, which are absolute and unconditional, or any of the rights, benefits, powers, privileges, preferences, priorities or remedies of any of the Noteholders, any other Holder or the Trustee under or with respect to the Indenture, the Securities, any other Indenture Instrument, the Original Purchase Agreement or under applicable law or otherwise with respect to any of the foregoing or any of the obligations or indebtedness created or evidenced thereby.

     Section 8.3 CERTAIN WAIVERS AND AGREEMENTS BY THE COMPANY. The Obligors, on behalf of themselves and their respective predecessors, successors, subsidiaries, Affiliates, assigns, agents, attorneys, past and present officers, directors and stockholders and each other Person which has or could potentially derive rights through it, hereby irrevocably, unconditionally, jointly and severally:

          (i) waive any and all rights to other notice of payment default or any other default, protest and notice of protest, dishonor, diligence in collecting and the bringing of suit against any party, notice of intention to accelerate, notice of acceleration, demand for payment and any other notices whatsoever regarding the Indenture, the Securities (or any of them) or any indebtedness or obligation evidenced thereby;

          (ii) waive, release and forever discharge (A) all claims or defenses, or right to claim or raise as a defense, whether known or unknown, present or future, that any Noteholder or future Holder or any of its predecessors, successors, assigns, agents, officers, directors, employees, attorneys and representatives of any kind ("Released Parties") has charged, collected or received usurious interest under any Security or the Indenture and (B) all other claims, counterclaims, demands, actions, causes of action, offsets and defenses of any and every kind or character, whether known or unknown, present or future, which the Company or any other Obligor now has or hereafter may have against any of the Released Parties arising out of or with respect to the Securities, the Indenture, any other Indenture Instrument, the Original Purchase Agreement, this Agreement or any transaction contemplated hereby or thereby, including claims for negligence, gross negligence, or bad faith;

          (iii) suspend and toll the running of time under the statute of limitations applicable to any action, complaint, claim, counterclaim, cross claim or third party complaint, however styled, arising out of or in connection with the Securities or the Indenture from the date hereof until the end of the Forbearance Period, such that the period of time from December 31, 1996 until the end of the Forbearance Period shall not be asserted or relied upon in any way in computing the running of time under the statute of limitations with respect to any such action, complaint, claim, counterclaim, cross claim, or third party complaint; and

          (iv) covenant and agree that no claim, right or remedy now or hereafter becoming available pursuant to the terms of the Indenture, the Securities, any other Indenture Instrument, the Original Purchase Agreement, at law, in equity or otherwise shall be barred, limited, prejudiced, impaired or otherwise affected by any statute of limitations or otherwise by reason of the execution and delivery or performance of any provision of this Agreement nor by reason of any past or future forbearance, waiver, consent, extension or other act, failure to act or any delay in acting on the part of any Noteholder, any Holder or the Trustee.

                                   ARTICLE IX
                                 INDEMNIFICATION

     Section 9.1 COMPANY INDEMNITY.

     (a) The Obligors jointly and severally agree to defend, protect, indemnify and hold harmless each Holder and each Holder's Affiliates, partners, directors, officers, agents and employees (each an "Indemnified Party") from and against any and all liabilities, obligations, losses, deficiencies, claims, investigations, suits, actions, proceedings, damages, assessments, penalties, judgments, costs, disbursements and expenses of any kind or nature (including reasonable legal fees) or causes of action (collectively, "Liabilities"), and amounts paid or agreed to be paid in settlement of, any claim, action, suit, hearing, proceeding or investigation against such Indemnified Party or any action, suit or proceeding initiated by such Indemnified Party in connection with securing, exercising, enjoying and enforcing such Indemnified Party's rights, benefits and privileges or enforcing any of the obligations and liabilities of any Obligor under this Agreement, including appeals, whether direct, indirect or consequential, in any manner resulting from, arising out of, based upon or related or attributable to (i) any breach or inaccuracy of any representation or warranty of, or any breach or failure to perform any covenant, agreement or obligation, of the Company or any other Obligor contained in this Agreement, (ii) the invalidity, illegality, unenforceability or ineffectiveness, or alleged invalidity, illegality, unenforceability or ineffectiveness, of any provision of this Agreement, including Section 8.2, 8.3 or 10.4 hereof, (iii) the execution, delivery or performance of this Agreement by any party hereto, the consummation of any of the transactions contemplated hereby or the possession, exercise or failure to exercise of any of the rights, powers, privileges or remedies conferred upon the Noteholders or any of them by this Agreement, including any claim that the Noteholders or any of them have any fiduciary or other duty or obligation to any stockholder or creditor of the Company or any of its subsidiaries or has breached any such duty or obligation or (iv) any liability or obligation or alleged liability or obligation to, or claim by, any existing or future holder or former holder of capital stock, Rights or other securities issued by, or any creditor of or claimant against, any Obligor or any of their respective Affiliates or any predecessor or successor of any thereof, whether relating to any event, fact or circumstances occurring or existing at any time prior to, at or after the date of this Agreement, by reason of consummation of any of the transactions contemplated by this Agreement or the Form S-4, by reason of any event or matter referred to in clause (iii) of this sentence or otherwise.

     (b) The Company's and each other Obligor's obligation to indemnify under
Section 9.1(a) with respect to any Liability will not arise unless a Holder or any Indemnified Party (i) notifies the Company in writing of such potential Liability, in the case of a Holder, within a reasonable time after such Holder receives written notice of such Liability; PROVIDED that the lack of such notice will not affect the Company's or any other Obligor's obligation hereunder (A) if the Company or any other Obligor otherwise has knowledge of such Liability and
(B) unless such lack of notice is the cause of the Company's inability to adequately and reasonably defend such Liability, (ii) gives the Company the opportunity and authority to assume the defense of and settle such Liability, subject to the provisions of the next two sentences, and (iii) furnishes to the Company all such reasonable information and assistance available to any Holder (or other Indemnified Parties) as may be reasonably requested by the Company and necessary for the defense against such Liability. The Company will assume on behalf of the Indemnified Party and conduct with due diligence and in good faith the defense of such Liability with counsel (including in-house counsel) reasonably satisfactory to the Indemnified Party; PROVIDED that the Indemnified Party will have the right to be represented therein by advisory counsel of its own selection and at its own expense. If the Indemnified Party reasonably concludes that there may be legal defenses available to it which are different from or additional to, or inconsistent with, those available to the Company, the Indemnified Party will have the right to select separate counsel reasonably satisfactory to the Company to participate in the defense of such action on its own behalf at the Company's expense. In the event the Company fails to defend any Liability as to which an indemnity might be provided herein, then the Indemnified Party may, at the Company's expense, contest or settle such matter without the Company's consent. The Company will not, and will not permit any of its Affiliates to, settle any such Liability without the consent of the Indemnified Party, which consent will not be unreasonably withheld.

                                    ARTICLE X
                                  MISCELLANEOUS

     Section 10.1 LIMITED WAIVER. Subject to the terms and conditions set forth herein, to the compliance by each Obligor and its subsidiaries with this Agreement and in reliance on the representations and warranties of the Obligors herein contained, the Noteholders, to the extent they may lawfully do so, hereby waive provisions of Sections 5.07 and 5.11 of the Indenture to the extent and only to the extent necessary to permit the consummation, in accordance with the terms of the Asset Purchase Agreement in the form filed as an exhibit to the Form S-4, of the sale of assets of the Company and its subsidiaries to Metrocall. Without limiting the generality of Section 8.2 or Section 10.2 hereof, except as specifically waived in this Section or as otherwise specifically provided in this Agreement, the Indenture and the other Indenture Instruments shall remain in full force and effect and are hereby ratified and confirmed, and the foregoing waiver performance of shall be limited precisely as written and is not intended to and shall not constitute a waiver of compliance by any Obligor with respect to any other provision or condition of the Securities, the Indenture, any other Indenture Instrument or this Agreement or of any other existing or future breach or violation of or Event of Default under or with respect to the Securities, the Indenture, any other Indenture Instrument, including any breach or violation or Event of Default which occurs in the future as a result of consummation of the Metrocall Transactions, nor prejudice any right or remedy that Noteholders, the Holders or the Trustee may now have or may have in the future under or in connection with the Securities, the Indenture, any other Indenture Instrument or this Agreement. The Obligors acknowledge that this Agreement does not satisfy the requirements of the Indenture with respect to the amendment thereof or waiver thereunder and that neither the execution and delivery hereof by the Noteholders nor any provision hereof shall be deemed to be a representation or warranty by any Noteholder to the contrary or that this Agreement is effective to bind the Trustee.

     Section 10.2 REAFFIRMATION. The Obligors jointly and severally acknowledge, represent, warrant, covenant and agree that there are no and will be no defenses, counterclaims or offsets to any of the Company's or any other Obligor's indebtedness, liabilities or obligations under or created or evidenced by the Securities, the Indenture or any other Indenture Instrument, whether now existing or hereafter arising, and that the Securities, the Indenture and each other Indenture Instrument are hereby ratified and confirmed, are and shall continue to be in full force and effect and are and shall continue to be legal, valid, binding, and enforceable in accordance with their respective terms. Any default in the performance or breach or violation of this Agreement by any Obligor shall constitute an Event of Default under the Securities and the Indenture and shall allow the Noteholders, the Holders and the Trustee to exercise all rights and remedies available to them thereunder, hereunder, at law, in equity or otherwise; PROVIDED, HOWEVER, that the same shall not affect the validity of any Distribution made in accordance with the terms hereof prior thereto. As among the parties to this Agreement and their successors and permitted assigns, in the event of any conflict between the terms of this Agreement and the terms of the Indenture, the terms of this Agreement shall govern during the Forbearance Period.

     Section 10.3 CANCELLATION OF WARRANTS. The Noteholders, who are also holders of 10-Year Common Stock Purchase Warrants of the Company, for the purchase initially of an aggregate of up to 1,155,556 shares of Common Stock of the Company (the "Warrants"), covenant and agree that all such Warrants are hereby voided and canceled, will have no further force and effect and will no longer entitle any of the Noteholders holding such Warrants to purchase any equity securities of the Company upon the terms and the conditions set forth in any such Warrants or to otherwise receive any funds from the Company in respect of such Warrants.

     Section 10.4 NO FIDUCIARY DUTIES CREATED. This Agreement is not intended, nor shall it be construed, to place any Obligor or any Affiliate of any Obligor, or the management or conduct of the business or affairs or any Obligor or any Affiliate of any Obligor, in the control of any of the Noteholders or to create any fiduciary or other duty or obligation to any stockholders or creditors of the Company or any other Obligor.

     Section 10.5 FEES AND EXPENSES. The Company covenants and agrees to pay, and will reimburse the Noteholders on demand to the extent paid by them: (i) all out-of-pocket costs and expenses of every character (including the reasonable fees and disbursements of a single firm of legal counsel to the Noteholders) incurred by the Noteholders in connection with the negotiation, preparation, review, execution and delivery of this Agreement and any future amendment or supplement hereto and any approval, consent, waiver, release or other matter requested or required hereunder (or required pursuant to any arrangements or understandings prior to the execution of this Agreement), and (ii) all costs and expenses, including reasonable attorneys' fees and expenses, incurred or expended in connection with the exercise of any right or remedy, or the enforcement of any obligation of the Company or any other Obligor hereunder or under or with respect to the Securities, the Indenture or any other Indenture Instrument.

     Section 10.6 OBLIGATIONS SEVERAL, NOT JOINT. No Noteholder shall have any liability with respect to any other Noteholder's obligations hereunder and each Noteholder shall be separately and independently entitled to rely on the representations and warranties of the Obligors or any of them made to the Noteholders in this Agreement and to the benefit of all agreements, covenants, obligations and commitments of the Obligors or any of them made with or to the Noteholders herein.

     Section 10.7 LIMITATION ON INTEREST. No provision of this Agreement shall require the payment or permit the collection, application or receipt of interest in excess of the maximum permitted by applicable state or federal law. If any excess of interest in such respect is herein provided for, or shall be adjudicated to be so provided for herein, the provisions of this paragraph shall govern, and neither the Company nor its successors or assigns shall be obligated to pay the amount of such interest to the extent it is in excess of the amount permitted by applicable law. It is expressly stipulated and agreed to be the intent of the Company and the Noteholders to at all times comply with the usury and other laws relating to the Securities and any subsequent revisions, repeals or judicial interpretations thereof, to the extent that any of the same are applicable to the Securities. In the event any Holder ever receives, collects or applies as interest any such excess, such amount which would be excessive interest shall be applied to the reduction of the unpaid principal balance of the Securities, and, if upon such application the principal balance of the Securities is paid in full, any remaining excess shall be forthwith paid to the Company and the provisions of this Agreement, the Indenture and the Securities shall immediately be deemed reformed and the amounts thereafter collectible thereunder reduced, without the necessity of execution of any new document, so as to comply with the then applicable law, but so as to permit the recovery of the fullest amount otherwise called for thereunder. In determining whether or not the interest paid or payable, the Holders shall, to the maximum extent permitted under applicable law, amortize, prorate, allocate and spread the total amount of interest throughout the entire term of the Securities so that the amount or rate of interest charged for any and all periods of time during the term of the Securities is to the greatest extent possible less than the maximum amount or rate of interest allowed to be charged by law during the relevant period of time. Notwithstanding any of the foregoing, if at any time applicable laws shall be changed so as to permit a higher rate or amount of interest to be charged than that permitted prior to such change, then unless prohibited by law, references in this Agreement and the Securities to "applicable law" for purposes of determining the maximum interest or rate of interest that can be charged shall be deemed to refer to such applicable law as so amended to allow the greater amount or rate of interest.

     Section 10.8 COMMUNICATIONS. All notices and other communications required or permitted by this Agreement shall be in writing, and, (i) if to the Noteholders, to Sandler Mezzanine Partners, L.P., 767 Fifth Avenue, 45th Floor, General Motors Building, New York, New York 10153, Attention: Hannah C. Stone, or to such other address as the Noteholders may designate in a written notice to the Company, (ii) if to the Company or any other Obligor, to Bariston Associates, Inc., One International Place, Boston, Massachusetts 02110,
Attention: David A. Barry, or to such other address as the Company may designate in a written notice to each Holder and (iii) if to any Holder other than a Noteholder, to such Person at such address as such Person may from time to time specify by written notice to the Company. All notices and other communications required or permitted by this Agreement shall be deemed to have been duly given if personally delivered to the intended recipient at the proper address determined pursuant to this Section 10.8 or sent to such recipient at such address by registered or certified mail, return receipt requested, Express Mail, Federal Express or similar overnight delivery service for next Business Day delivery or by telegram, telex or facsimile transmission and will be deemed given, unless earlier received: (1) if sent by certified or registered mail, return receipt requested, five calendar days after being deposited in the United States mail, postage prepaid; (2) if sent by Express Mail, Federal Express or similar overnight delivery service for next Business Day delivery, the next Business Day after being entrusted to such service, with delivery charges prepaid or charged to the sender's account; (3) if sent by telegram or telex or facsimile transmission, on the date sent; and (4) if delivered by hand, on the date of delivery.

     Section 10.9 APPROVALS AND SIMILAR ACTIONS. Any party hereto which is required by any provision of this Agreement to agree, approve, accept, consent or conduct other similar action shall exercise its discretion with respect to such action in accordance with accepted practices and in good faith, and such action shall not be unreasonably delayed or withheld, except where sole discretion as to whether or not to grant an approval or consent is expressly reserved to a single party and this Agreement expressly states that such party may withhold such approval or consent in its sole and absolute discretion, in which case such approval or consent can be withheld for any reason or no reason or conditioned in any manner desired by such party (unless this Agreement specifically provides otherwise), in each case in such party's sole and absolute discretion. Any consents, approvals, waivers, decisions and other such actions required of the Noteholders shall be made by Noteholders holding a majority in principal amount of the outstanding Securities.

     Section 10.10 SPECIFIC PERFORMANCE. Each party agrees with the other party that such other party would be irreparably damaged if any of the provisions of this Agreement are not performed in accordance with their specific terms and that monetary damages would not provide an adequate remedy in such event. Accordingly, in addition to any other remedy to which the nonbreaching party may be entitled, at law or in equity, the nonbreaching party will be entitled to injunctive relief to prevent any breach or continued breach of and to specifically enforce, such provisions, and if a court of competent jurisdiction should find that a party has breached (or attempted to breach) any such provisions, such party shall not oppose the entry of an appropriate order compelling performance by such party and restraining it from any further breaches (or attempted breaches).

     Section 10.11 SOLE AGREEMENT. The Obligors jointly and severally acknowledge and agree that there are no agreements by the Noteholders or any of them or their respective predecessors in interest, with respect to the Securities or the Indenture or the indebtedness evidenced or obligations created thereby, except for the Indenture, the Securities, the other Indenture Instruments, if any, and this Agreement. Without limiting the generality of the foregoing, the Obligors acknowledge and agree that (i) the Noteholders have not made any agreement to, and are not otherwise obligated to, extend, renew, forgive, modify or otherwise restructure the Securities, the Indenture or the indebtedness evidenced or the obligations created by the Securities or the Indenture and (ii) except as and to the extent expressly set forth in this Agreement, neither the Noteholders or any of them nor any of their respective predecessors in interest makes or has made any representation, warranty, covenant, or agreement whatsoever regarding the subject matter of this Agreement, the Securities or the Indenture.

     Section 10.12 AMENDMENTS. This Agreement may not be amended, modified or supplemented unless approved in writing by each of the Noteholders and the Company.

     Section 10.13 WAIVERS; REMEDIES CUMULATIVE. The observance of any term of this Agreement may be waived (whether generally or in a particular instance and either retroactively or prospectively) by the party entitled to enforce such term, but any such waiver will be effective only if in a writing signed by the party against which such waiver is to be asserted. Except as otherwise provided in this Agreement, no failure or delay of either party in exercising any power, right or remedy under this Agreement will operate as a waiver thereof, nor will any single or partial exercise of any such right or power, or any power, preclude any other or further exercise thereof or the exercise of any other right, power or remedy. A waiver by either party shall be limited to the specific instance in which it is given and, therefore, any waiver by either party of any obligation of the other party under or breach by the other party of this Agreement or of any power, right or remedy of the waiving party shall not be a waiver of any other obligation or further or future performance of the same obligation, of any other or succeeding breach, of any other or further exercise of such power, right or remedy or any other power, right or remedy. Except as otherwise expressly provided in this Agreement, all remedies provided for in this Agreement will be cumulative and in addition to and not in lieu of any other remedies available to either party at law, in equity or otherwise; however, notwithstanding the foregoing, neither party shall be permitted to seek any remedy to the extent expressly constrained by the terms hereof from doing so or to a greater extent than limited by the terms hereof.

     Section 10.14 ASSIGNMENT. None of the Obligors may, voluntarily or by operation of law, assign any of its rights or delegate any of its obligations hereunder, in whole or in part, to any other Person without the prior written consent of the Noteholders, which consent may be withheld or conditioned in the Noteholders' sole and absolute discretion. Unless the Noteholders otherwise agree in writing, no assignment or delegation by the Company or any other Obligor shall relieve or release the Company or any other Obligor from any of its obligations or commitments, whether accruing prior to or after to such assignment or delegation. Any Noteholder may freely assign its rights and delegate its obligations hereunder, in whole or in part, with the consent of the other Noteholders.

     Section 10.15 BINDING EFFECT: NO THIRD-PARTY BENEFICIARIES. This Agreement will be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns, including any future holder of any Security. Except as expressly provided in this Agreement, the provisions of this Agreement are solely for the benefit of the parties and are not intended to confer upon any Person except the parties any rights or remedies hereunder. Except as expressly provided in this Agreement, there are no third party beneficiaries of this Agreement and this Agreement shall not provide any third person with any remedy, claim, liability, reimbursement, claim of action, or other right in excess of those existing without reference to this Agreement.

     Section 10.16 GOVERNING LAW. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of New York, irrespective of the choice of laws principles of the State of New York, as to all matters, including matters of validity, construction, effect, performance and remedies.

     Section 10.17 WAIVER OF JURY TRIAL. EACH PARTY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF THIS AGREEMENT OR THE TRANSACTION CONTEMPLATED HEREBY.

     Section 10.18 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument. Telecopies of signatures shall be binding and effective.

     Section 10.19 SEVERABILITY. To the extent that any provision of this Agreement shall be judicially unenforceable in any one or more jurisdictions, such provision shall not be affected with respect to any other jurisdiction, each provision with respect to each jurisdiction being construed as several and independent. If any term or provision of this Agreement or the application thereof to any Person or circumstance is, to any extent, declared or found to be illegal, unenforceable or void, then all parties will be relieved of all obligations arising under such term or provision, but only to the extent that such term or provision is illegal, unenforceable or void, it being the intent and agreement of the parties that this Agreement will be deemed amended by modifying such term or provision to the extent necessary to make it legal and enforceable while preserving its intent or, if that is not possible, by substituting therefor another term or provision that is legal and enforceable and achieves the same objective. If the remainder of this Agreement will not be affected by such declaration or finding and is capable of substantial performance, then each term and provision not so affected will be enforced to the extent permitted by law. If necessary to effect the intent of the parties, the parties will negotiate in good faith to amend this Agreement to replace the unenforceable language with enforceable language which as closely as possible reflects such intent and to amend any other term or provision thereby rendered incapable of substantial performance or otherwise affected thereby to the extent necessary to permit the practical realization, insofar as legally possible, of the intent of the parties.

     Section 10.20 SURVIVAL. All representations, warranties, covenants and agreements of the Obligors contained herein shall survive the execution, delivery and performance of this Agreement, the expiration or termination of the Forbearance Period or this Agreement, any investigation made by or on behalf of any Noteholder and the payment of all indebtedness, liabilities and obligations under the Securities and the Indenture. The provisions of Articles IX and X of this Agreement shall survive the expiration or termination of the Forbearance Period or this Agreement and the payment of all indebtedness, liabilities and obligations under the Securities and the Indenture. This Agreement shall terminate upon the complete dissolution and liquidation of each of the Obligors, the distribution of all their respective assets (including any reserves established as contemplated by this Agreement) in accordance with the Plan of Liquidation and this Agreement and the indefeasible receipt by the Noteholders of all Distributions and other payments and distributions provided for in this Agreement, provided that no claims under Article IX hereof are pending and unresolved.

     Section 10.21 SHARING OF PAYMENTS. If any Noteholder or Holder shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Securities in excess of its pro rata share of payments made by the Company or any other Obligor, such Noteholder or Holder shall forthwith purchase Securities or participations in the Securities held by the other Noteholders or Holders as shall be necessary to share the excess payment pro rata with each of them. For purposes hereof, the "pro rata" share of any Holder or Noteholder as of any time shall be the percentage of the aggregate principal amount of all outstanding Securities represented by the principal amount of the Securities held by such Holder or Noteholder; PROVIDED, that from and after the date the Securities cease to be outstanding, the pro rata share of any Holder or Noteholder shall be its pro rata share determined as provided above in this sentence immediately prior to such date.

     Section 10.22 ENTIRE AGREEMENT. This Agreement (together with the schedules attached hereto) constitutes the entire agreement of the parties and supersedes all prior and contemporaneous agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. All schedules attached to this Agreement are expressly made a part of, and incorporated by reference into, this Agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.



                                    SANDLER MEZZANINE PARTNERS, L.P.

                                    By:  Sandler Mezzanine General Partnership,
                                         General Partner

                                    By:  MJM Media Corp., General Partner

                                         By:
                                             Name:   Michael J. Marocco
                                             Title:  President

                                    SANDLER MEZZANINE FOREIGN PARTNERS, L.P.

                                    By: Sandler Mezzanine General Partnership,
                                        General Partner

                                        By: MJM Media Corp., General Partner

                                        By:
                                            Name:   Michael J. Marocco
                                            Title:  President

                                    SANDLER MEZZANINE T-E PARTNERS, L.P.

                                    By: Sandler Mezzanine General Partnership,
                                        General Partner

                                        By: MJM Media Corp., General Partner

                                        By:
                                            Name:    Michael J. Marocco
                                            Title:   President

                                    T. ROWE PRICE HIGH YIELD FUND, INC.

                                    By:
                                       Name: Mark J Vaselkiv.
                                       Title: President


                                    PAGE AMERICA GROUP, INC.

                                    By:
                                       Name:
                                       Title:

                                    PAGE AMERICA OF ILLINOIS, INC.

                                    By:
                                        Name:
                                        Title:

                                    SANDLER MEZZANINE FOREIGN PARTNERS, L.P.

                                    By: Sandler Mezzanine General Partnership,
                                        General Partner

                                        By:  MJM Media Corp., General Partner

                                             By:
                                                Name:   Michael J. Marocco
                                                Title:  President

                                    SANDLER MEZZANINE T-E PARTNERS, L.P.


                                    By:  Sandler Mezzanine General Partnership,
                                         General Partner

                                         By:  MJM Media Corp., General Partner

                                              By:
                                                 Name:   Michael J. Marocco
                                                 Title:  President

                                    T. ROWE PRICE HIGH YIELD FUND, INC.

                                    By:
                                        Name:    Mark J. Vaselkiv
                                        Title:   President


                                    PAGE AMERICA GROUP, INC.

                                    By:
                                        Name:
                                        Title:

                                    PAGE AMERICA OF ILLINOIS, INC.

                                    By:
                                       Name:
                                       Title:

                                    PAGE AMERICA COMMUNICATIONS OF INDIANA,
                                    INC.

                                    By:
                                       Name:
                                       Title:

                                    PAGE AMERICA OF NEW YORK, INC.

                                    By:
                                        Name:
                                        Title:

                                    PAGE AMERICA COMMUNICATIONS OF
                                    CALIFORNIA, INC.

                                    By:
                                       Name:
                                       Title:

                                    PAGE AMERICA COMMUNICATIONS OF FLORIDA,
                                    INC.

                                    By:
                                       Name:
                                       Title: